Exhibit 99.1

Capitol Acquisition Corp. III Completes Merger with Cision

Combined Company Named Cision Ltd. Will Trade on the NYSE under CISN

$2.4 Billion Enterprise Value is Largest U.S. SPAC Transaction Completed Since 2010

CHICAGO AND WASHINGTON, June 29, 2017 – The parent company of Cision, a leading global provider of cloud-based earned media solutions, and Capitol Acquisition Corp. III (NASDAQ: CLAC; “Capitol 3”), a publicly traded investment vehicle, today announced the closing of their merger following the receipt of stockholder approval at Capitol 3’s annual meeting held today. In connection with the consummation of the merger, the combined company was renamed Cision Ltd., and anticipates that starting on June 30, 2017, its ordinary shares and warrants will begin trading on the New York Stock Exchange and NYSE MKT under the symbols CISN and CISN WS, respectively.

“We are excited to have closed our merger with Cision and appreciate our investors for their support of this transaction,” said Mark D. Ein, Chairman and Chief Executive Officer of Capitol 3. “As a market leader providing integrated SAAS-based solutions for the growing and increasingly important earned media industry, Cision is exactly the type of investment opportunity we were looking for that should deliver superior long-term returns for shareholders.” Cision represents the Capitol team’s third successful SPAC transaction following the creation of Two Harbors Investment Corp. (NYSE: “TWO”) and merger with Lindblad Expeditions, Inc. (NASDAQ: “LIND”).

“Becoming a publicly listed company through the merger with Capitol will further accelerate our technology innovation in the communications and PR industries, enabling Cision to execute on our growth plan” said Cision CEO Kevin Akeroyd. “Our software platform, the Cision Communications Cloud, is transforming the way companies communicate with journalists, influencers and consumers by applying data driven techniques to enable targeted and measurable earned media campaigns.”

As previously announced, Cision’s management team, led by CEO Kevin Akeroyd and CFO Jack Pearlstein, will continue to run the combined company. In connection with the transaction, Capitol’s stockholders elected seven directors to serve on the board of the combined company: Mark M. Anderson who will serve as Chairman, Mark D. Ein, who will serve as Vice Chairman, as well as Kevin Akeroyd, Philip A. Canfield, L. Dyson Dryden, Stephen P. Master, and Stuart Yarbrough, who will serve as directors.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Credit Suisse served as financial and capital markets advisors to Capitol. PJT Partners served as financial advisor to Cision. Latham & Watkins LLP and Graubard Miller acted as legal advisors to Capitol and Kirkland & Ellis LLP acted as legal advisor to Cision.

About Capitol Acquisition Corp. III

Capitol Acquisition Corp. III was a publicly traded investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination. Capitol was led by Chairman and Chief Executive Officer Mark D. Ein, and President and Chief Financial Officer L. Dyson Dryden. Capitol’s securities were quoted on the Nasdaq stock exchange under the ticker symbols CLAC, CLACW and CLACU. The company, which raised $325 million of cash proceeds in an initial public offering in October 2015, is the team’s third publicly traded investment vehicle. The first, Capitol Acquisition Corp., created Two Harbors Investment Corp. (NYSE: “TWO”), a leading mortgage real estate investment trust (REIT) and the second, Capitol Acquisition Corp. II, merged with Lindblad Expeditions, Inc. (NASDAQ: “LIND”), a global leader in expedition travel.

About Cision

Cision is a leading media communication technology and analytics company that enables marketers and communicators to effectively manage their earned media programs in coordination with paid and owned channels to drive business impact. As the creator of the Cision Communications Cloud™, the first-of-its-kind earned media cloud-based platform, Cision has combined cutting-edge data, analytics, technology and services into a unified communication ecosystem that brands can use to build consistent, meaningful and enduring relationships with influencers and buyers in order to amplify their marketplace influence. Cision solutions also include market-leading media technologies such as PR Newswire, Gorkana, PRWeb, Help a Reporter Out (HARO) and iContact. Cision serves over 75,000 customers in 170 countries and 40 languages worldwide, and maintains offices in North America, Europe, the Middle East, Asia, and Latin America. For more information, visit www.cision.com or follow @Cision on Twitter.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in Capitol’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Capitol and Cision, the merger, the related transactions or other matters and attributable to Capitol and Cision or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Capitol and Cision caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Capitol and Cision do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Nick Bell

Vice President of Communications

Cision

cisionpr@cision.com